ERGOVISION, INC.

                  10% SUBORDINATED CONVERTIBLE PROMISSORY NOTE
                               DUE OCTOBER 1, 2003

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT, AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

$_____________                                              As of         , 1998
                                                             Plainview, New York

            FOR VALUE RECEIVED, ERGOVISION, INC., a Delaware corporation having an address at One Fairchild Court, Plainview, New York 11803 (the "Company"), hereby promises to pay to the order of _____________ (the "Payee"), or his assigns or successors by operation of law or otherwise, at his address at _____________ , or such other address as the Payee or any other holder of this Note may hereafter designate from time to time in writing delivered to the Company, in lawful money of the United States of America, the principal sum of ____________ ($_______ ) together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of ten percent (10%) (or such higher amount as may be provided below), payable as follows: Interest shall be paid quarterly on the first day of each January, April, July and October, commencing on January 1, 1999 and the principal of this Note shall be paid in twelve equal, consecutive, quarterly installments of ($________ ) each on the first day of each October, January, April and July, commencing on October 1, 2000. Interest shall be calculated on the basis of a 365 day year and on the number of actual days elapsed and shall not be compounded.

1. CONVERSION.

            1.1 Right to Convert and Conversion Price. The Payee and any other holder hereof shall have the right, at his option, at any time on or after October 1, 1999 (the "Conversion Date"), to convert all or any part of the unpaid principal amount and all accrued interest of this Note into shares of the Company's Common Stock at a price equal to $1.25 a share (the "Conversion Price").

            1.2 Manner of Exercise. In order to exercise such right of conversion, the Payee or any other holder hereof shall surrender this Note to the Company at the Company's then principal executive offices accompanied by a written statement (a "Conversion Notice") (a form of which is attached hereto as Schedule A) designating the principal amount and accrued interest (with all accrued interest to be applied first, then all or any part of the unpaid principal amount) of the Note to be converted and specifying the denominations of the certificate or certificates for the shares of Common Stock issuable upon such conversion, and the person or persons (including their addresses and taxpayer identification numbers) in whose names the certificates are to be registered.

            1.3 Issuance of Certificates. Not later than 5 business days after the delivery of a Conversion Notice and the receipt of this Note, the Company shall (i) execute and deliver, or cause to be executed and delivered, to the Payee or other holder of this Note, a certificate or certificates representing the shares of the Company's

Common Stock issuable pursuant to the terms of such Conversion Notice, and (ii) pay to the holder hereof all accrued and unpaid interest payable with respect to the principal amount of this Note so converted, and any sums due to the holder hereof pursuant to Section 1.4 below with respect to fractional shares. The effective date of any conversion shall be the date of the Conversion Notice.

            1.4 Fractional Shares. No fractional shares or scrip shall be issued upon any conversion of this Note. Rather, the Company shall pay to the holder hereof, in cash, the Market Price (as hereinafter defined) of any such fractional share on the Conversion Date. "Market Price" per share of the Common Stock at any date shall be (A) if the principal trading market for such securities is an exchange, the closing price on such exchange on such day provided if trading of such Common Stock is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape or (B) if the principal market for such securities is the over-the-counter market, the closing bid price on such date as set forth by NASDAQ or, if the security is not quoted on NASDAQ, the closing bid price as set forth in the NATIONAL QUOTATION BUREAU sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing bid price, then the Market Price shall be determined as of the latest date prior to such day for which such closing bid price is available.

            1.5 Partial Conversion. In case only a portion of the unpaid principal amount of this Note is converted, the Company shall upon conversion execute and deliver to the Payee or any other holder of this Note together with the certificates issuable upon conversion a new Note in principal amount equal to the unconverted portion of this Note and otherwise identical hereto in all respects.

            1.6 Reclassification. For the purposes of this Note, the term "Common Stock" means (i) the class of stock designated as the Common Stock of the Company on the date hereof or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock, or (iii) any other stock or property into which the Common Stock of the Company may be exchangeable or convertible by reason of any agreement, plan of reorganization, or other transaction or occurrence.

            1.7 The undersigned understands that the shares (nor any part thereof) of Common Stock issuable upon conversion have not been registered under the 1933 Act or any state or other securities laws in reliance on exemptions for private offerings; the shares cannot be resold or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state and other securities laws or an exemption from registration is available and the certificate(s) representing the shares will bear the following legend, in addition to such other legends required under this Note or other applicable laws, until (i) such securities shall have been registered under the 1933 Act and effectively disposed of in accordance with a registration statement and all other applicable securities laws; or (ii) in the opinion of counsel reasonably satisfactory to the Company such securities may be sold without registration under the 1933 Act and all other applicable securities laws:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT, AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

2. COVENANTS OF THE COMPANY.


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

            The Company covenants and agrees that:

                  (a) So long as this Note is outstanding, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon conversion of this Note, such number of its shares of Common Stock as shall be issuable upon the conversion of this Note; and if at any time the number of authorized shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon conversion hereof.

                  (b) All shares of Common Stock which may be issued upon conversion of this Note will, upon issuance, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and

                  (c) All original issue taxes payable in respect of the issuance of shares upon the conversion of this Note shall be borne by the Company.

                  (d) The Company will not (i) merge or consolidate with or into any other corporation or (ii) sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, nor shall the Company become a wholly-owned or majority-owned subsidiary of another corporation unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, or parent corporation, as the case may be, shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Note to be performed and observed by the Company.

                  (e) The Company further covenants and agrees that, unless the holder hereof shall otherwise consent in writing, from the date hereof until payment in full of the principal of and interest on this Note will furnish to the holder hereof:

                        (i) within one hundred (100) days after the end of each fiscal year of the Company a consolidated balance sheet, a consolidated statement of income and retained earnings and capital surplus and a consolidated statement of cash flows for the Company and its subsidiaries together with supporting schedules, all certified by independent certified public accountants showing the consolidated financial condition of the Company at the close of such year and the results of its operations on a consolidated basis during such year;

                        (ii) within sixty (60) days after the end of each of the first three quarterly accounting periods in each fiscal year, an unaudited balance sheet and profit and loss statement for the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

                  (f) The Company will furnish to the holder hereof, together with the financial statements furnished under subparagraph (a) above, a certificate signed by the chief executive officer of the Company to the effect that, to the best of such officer's knowledge, no Event of Default specified in
Article 3 hereof, nor any event which, upon notice or lapse of time or both would constitute an Event of Default, has occurred or if any such Event of Default has occurred, specifying the nature and extent thereof.

3. EVENTS OF DEFAULT.

            In the case of the happening of any of the following events (herein called Events of Default):

                  (a) any certificate, financial statement or other instrument furnished in connection with this Note shall prove to have been false or misleading in any material respect when delivered;

                  (b) default be made in the payment of any installment of principal and interest on this Note, as and when due and payable, whether at maturity, by acceleration or on a date fixed for prepayment or otherwise and such default continue unremedied for a period of five days after receipt of written notice thereof to the Company by the holder hereof;

                  (c) default be made in respect of any agreement or obligation relating to any indebtedness of the Company for borrowed money if the effect of such default is to accelerate the maturity of such indebtedness or any such indebtedness shall not be paid when due;

                  (d) except as provided in clause (b) above, default shall be made in the due observance of performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue unremedied for thirty (30) days after receipt of written notice thereof to Company by the holder hereof;

                  (e) one or more judgments against the Company (other than judgments fully covered by one or more insurance policies which are in full force and effect, owned by the Company and in which the Company is the named insured) or any attachment against the property of the Company which interferes materially and adversely with the conduct of the business of the Company, as a whole remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of sixty (60) days; or

                  (f) the Company makes an assignment for the benefit of creditors; or

                  (g) an order, judgment, or decree is entered adjudicating the Company bankrupt or insolvent; or

                  (h) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver, or liquidator of it or for any substantial part of its assets, or commences any proceedings under any bankruptcy, reorganization, arrangement, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect or if any such petition or application has been filed or any such case is commenced against the Company in which there is entered an order for relief or an order, judgment or decree which remains unstayed and in effect for more than sixty (60) days; or

                  (i) if any order, judgment, or decree is entered in any proceedings against the Company decreeing the dissolution of it and such order, judgment, or decree remains unstayed and in effect for more than sixty (60) days;

then, and in every such event, or at any time thereafter the holder hereof may, by written notice to the Company declare this Note to be forthwith due and payable in full, both as to principal and interest without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

4. REDEMPTION OPTION.

            The Company shall have the right and option, upon thirty (30) days' prior written notice to the Payee or any other holder hereof, to, at any time thereafter, call, redeem and prepay all or a portion of the unpaid principal amount and all accrued and unpaid interest of this Note, which remains convertible into Common Stock if, and only if, the Market Price of the Common Stock equals $2.50 or more for each of the ten (10) or more consecutive trading days at any time on or after the Conversion Date. The holder hereof shall in all events have the right during the period immediately following the date of such notice and prior to redemption to convert all or any part of the unpaid principal amount and all accrued interest of this Note in accordance with the provisions of Section 1.1 hereof.

            The redemption notice shall require each holder to surrender to the Company, on the date stated in the notice at the Company's principal executive offices, this Note representing the unpaid principal amount called for redemption. In the event that this Note has not been surrendered for redemption and cancellation on the applicable redemption date, this Note shall be deemed to have been prepaid and all rights of the holder hereof shall cease and terminate, other than the right to receive the prepayment of the unpaid principal and any accrued interest thereon.

5. ADJUSTMENT OF EXERCISE PRICE IN THE EVENT OF STOCK DIVIDENDS, STOCK SPLITS AND REVERSE STOCK SPLITS.

            In the case the Company shall at any time issue Common Stock or securities convertible into Common Stock by way of dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Conversion Price then in effect shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such stock split or increased in the case of such reverse stock split (on the day that such stock split or reverse stock split shall become effective), by multiplying the Conversion Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

6. SUBORDINATION.

            6.1 This Note, the indebtedness evidenced hereby, and any interest payable hereon shall be subject and subordinate in right of payment to the following, which is hereinafter referred to as "Senior Indebtedness": The principal of, premium, if any, and interest on (1) borrowings or indebtedness of the Company to any bank or other institutional lender for money borrowed, together with all interest accruing thereon whether incurred prior or subsequent to the commencement of any insolvency or bankruptcy proceeding under the Federal Bankruptcy Code or any other code, statute, rule, regulation or law for the relief of debtors, and (2) renewals, extensions, and refundings of any such borrowings or indebtedness; except as to any such borrowings, indebtedness, or liability in which it is provided, in the instrument creating or evidencing the same, or pursuant to which the same is outstanding, that such indebtedness is not senior in right of payment to this Note.

                  (a) Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, or otherwise, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal of and premium, if any, and interest due upon all such Senior Indebtedness before the holder of this Note is entitled to receive any payment on account of principal, premium, if any, or interest upon this Note, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this provision upon Senior Indebtedness and the holders thereof with respect to this Note and the holder thereof by a lawful plan of reorganization under applicable bankruptcy law), the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note.

                  (b) In the event that this Note shall become due and payable before its expressed maturity on demand of the holder thereof as the result of the occurrence of an Event of Default, as hereinabove defined (under circumstances when the provisions of the foregoing clause (a) shall not be applicable), the holders of Senior Indebtedness outstanding at the time this Note so becomes due and payable shall be entitled to receive payment in full of all principal and premium, if any, and interest on all Senior Indebtedness before the holder of this Note is entitled to receive any payment on account of principal of, premium, if any, or interest on this Note. In the event an action or proceeding shall be commenced by any holder hereof for payment due hereunder, the holder will notify the holder of the Senior Indebtedness of the commencement of said action or proceeding. In the event that the holder hereof obtains any judgment against the Company, said judgment may be docketed or otherwise perfected; however said judgment shall be subject to the terms of Section 6 of this Note and in no event shall the holder of such judgment be permitted to enforce such judgment against the Company or any of its assets until the holder of Senior Indebtedness shall be paid in full.

                  (c) No payment shall be made on account of principal or premium, if any, or interest on this Note (i) commencing on the date any holder of this Note shall receive written notice from the Company or the holder of any Senior Indebtedness of the occurrence of any Event of Default under the terms of any

Senior Indebtedness and continuing until such Event of Default has been fully cured or waived in writing by the holders of such Senior Indebtedness, and (ii) during the continuance of any default in the payment of principal or interest on the Senior Indebtedness.

                  (d) Nothing contained in the foregoing paragraphs (a), (b) or
(c) shall prevent the Company from making any payment on account of the principal or interest of this Note except during the existence of any of the conditions described in such paragraphs (a), (b) or (c).

7. MISCELLANEOUS.

            7.1 Any notice or document required to be given or delivered hereunder shall be conclusively deemed to have been received by the Company or the holder hereof and shall be effective on the day on which personally delivered to such party at the address set forth above (or at such other address as such party shall specify in a notice given as herein provided).

            7.2 All covenants, agreements, representations and warranties made herein and in any certificate or document delivered pursuant hereto shall survive the execution and delivery to the holder of this Note and shall continue in full force and effect so long as the Note is outstanding and unpaid. Whenever in this Note any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the holder hereof.

            7.3 The Company agrees to pay all out-of-pocket expenses of the holder hereof (including the reasonable fees and expenses of its counsel) in connection with the collection of this Note.

            7.4 Neither any failure nor any delay on the part of the holder in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

            7.5 The term "business day" shall mean any day not a Saturday, Sunday or banking holiday in the State of New York. Should any installment of the principal of or interest on the Note become due and payable on other than a business day, the maturity thereof shall be extended to the next succeeding business day, and, in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

            7.6 No modification, amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the holder hereof and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

            7.7 In case any one or more provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

            7.8 Upon receipt of evidence of the loss or destruction of this Note reasonably satisfactory to the Company, the Company will, at the expense of the holder hereof, and subject to the Company's receipt of indemnity reasonably satisfactory to it, execute and deliver, in lieu thereof, a new Note of like tenor and amount.

            7.9 In the event that the Company shall fail to pay any installment of the principal or interest hereunder when due, whether at maturity, at any date of prepayment, by acceleration or otherwise, interest shall be payable thereon at the demand of the holder hereof at the rate of twelve percent (12%) until the obligation of the Company with respect to such payment has been discharged.

            7.10 This Note shall be governed by and construed and enforced under the laws of the State of New York applicable to contracts made and to be wholly performed in that state. The Company and the holder hereof hereby consent to the exclusive jurisdiction, first of the United States District Court for the Southern District of New York and in the absence of federal jurisdiction, of the state courts of the State of New York, County of New York in any action relating to this Note, and the Company agrees further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered or mailed, certified or registered mail, return receipt requested to the Company at its principal executive offices.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer, all as of the day and year first above written.

                                                 ERGOVISION, INC.


                                                 By:
                                                    Name:
                                                    Title:


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

                                                                      Schedule A

                            FORM OF CONVERSION NOTICE

                                      Date

To:   ERGOVISION,INC.
      One Fairchild Court
      Plainview, New York   11803
      Attention:  Mark H. Levin

                  President

      The undersigned, the registered holder of $___________ principal amount of a 10% Subordinated Convertible Promissory Note (the "Note") of Ergovision, Inc. (the "Company"), hereby

            (1) elects, on the date hereof, to convert $__________ unpaid principal amount and all accrued interest of the Note into shares of Common Stock of the Company (representing the number of shares determined by dividing said principal amount and accrued interest by $1.25) which shares are to be issued in the name of the undersigned as follows:

      or issued in the name of the designee of the undersigned as follows:

      in certificates of the following denominations:

      whose address and taxpayer identification number are:

      Attached hereto is the original Note in the aggregate principal amount of $________, which is herewith surrendered for conversion as provided in (1) above.

      FOR PARTIAL CONVERSION ONLY: *[Please issue a new Note, registered in the name of the undersigned, in the remaining principal amount of said Note outstanding after giving effect to this conversion, and deliver it to the following address:

      __________________________________________________]

                                              Signature:
                                             Print Name:

* Brackets indicate inclusion is optional.